UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

SIERRA HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-8865	88-0200415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2724 North Tenaya Way
Las Vegas, Nevada    89128
(Address of principal executive offices including zip code)

(702) 242-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors of Sierra Health Services, Inc., or Sierra, approved addenda to the employment agreements of certain officers of Sierra, as well as its Chief of Staff, all of whom are named below. The addenda were finalized and signed on the dates indicated below. The addenda to the agreements resulted in the following changes:

  An extension of the term of the employment from the current expiration date to December 31, 2007.

  The addition of express language allowing the employer to assign the non-compete covenant to a third party. In support of this right to assign the covenant, separate consideration, ranging from $25,000 to $250,000, was allocated to these officers and the Chief of Staff from their 2004 bonus. This addition was as a result of a recent Nevada Supreme Court case.

  The addendum to the Employment Agreement of Erin M. MacDonald, Sierra's Chief of Staff, also included a modification to the change-in-control provision of her Employment Agreement. In the event of a change-in-control, Ms. MacDonald, at her option, will be entitled to terminate her employment and will be entitled to a cash amount equal to 4.0 times her salary and the target annual bonus for which she was eligible on January 31, 2001, together with any other separation compensation and benefits as are routinely made available to other employees of the Company at the same organizational level.

Item 9.01 Financial Statements and Exhibits
Exhibits	Description
10.1	Addendum to Employment Agreement between Sierra Health Services, Inc., a Nevada Corporation, and Anthony M. Marlon M.D., effective as of December 13, 2004.
10.2	Addendum to Employment Agreement between Sierra Health Services, Inc., a Nevada Corporation, and Erin M. MacDonald, effective as of December 13, 2004.
10.3	Addendum to Employment Agreement between Sierra Health Services, Inc., a Nevada Corporation, and Frank E. Collins, effective as of December 13, 2004.
10.4	Addendum to Employment Agreement between Sierra Health Services, Inc., a Nevada Corporation, and Jonathon W. Bunker, effective as of December 13, 2004.
10.5	Addendum to Employment Agreement between Sierra Health Services, Inc., a Nevada Corporation, and Paul H. Palmer, effective as of December 13, 2004.
10.6	Addendum to Employment Agreement between Sierra Health Services, Inc., a Nevada Corporation, and Michael A. Montalvo, effective as of December 13, 2004.
10.7	Addendum to Employment Agreement between Sierra Health Services, Inc., a Nevada Corporation, and Laurence S. Howard, effective as of December 13, 2004.
10.8	Addendum to Employment Agreement between Sierra Health Services, Inc., a Nevada Corporation, and Marie H. Soldo, effective as of December 13, 2004.
10.9	Addendum to Employment Agreement between Sierra Health Services, Inc., a Nevada Corporation, and William R. Godfrey, effective as of December 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA HEALTH SERVICES, INC.

(Registrant)

Date: December 15, 2004

/S/ PAUL H. PALMER

Paul H. Palmer
Senior Vice President Chief Financial Officer and Treasurer (Chief Accounting Officer)